Exhibit 10.3

EXECUTION COPY

AMENDED AND RESTATED

STOCK OPTION AGREEMENT

This AMENDED AND RESTATED STOCK OPTION AGREEMENT (this “Agreement”) is dated as of June         , 2004, between TD Holding Corporation, a Delaware corporation (the “Company”), and Michael Graff (the “Holder”).

W I T N E S S E T H

WHEREAS, the Holder serves on the Board of Directors of the Company (the “Board”); and

WHEREAS, in connection with such service, the Company has previously granted the Holder an option to purchase 883 shares of Stock (as hereinafter defined), subject to the terms and conditions contained in that certain Stock Option Agreement, dated as of July 22, 2003 (the “Date of Grant”), between the Company and the Holder (the “Prior Agreement”); and

WHEREAS, prior to the date hereof, the Company has amended and restated its 2003 Stock Option Plan in its entirety to clarify certain provisions relating to the vesting of certain performance based options (as so amended and restated, the “Option Plan”); and

WHEREAS, the parties hereto desire to amend and restate the Prior Agreement in its entirety for purposes of aligning certain provisions relating to the vesting of certain performance based options with the terms contained in the Option Plan and otherwise to change certain provisions set forth in the Prior Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the parties hereto hereby agree that the terms and conditions of the Options (as hereinafter defined) are as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the same meaning as ascribed to such terms in the Option Plan, a copy of which is attached hereto.

2. Grant of Option. Subject to the terms and conditions set forth herein, effective as of the Date of Grant, the Company hereby grants to the Holder (i) options to purchase 177 shares of Stock, at an exercise price equal to $1,000 per share, and subject to the vesting requirements set forth in Section 3(a) below (the “Time Vested Options”) and (ii) options to purchase 706 shares of Stock, at an exercise price equal to $1,000 per share, and subject to the vesting requirements set forth in Section 3(b) below (the “Performance Vested Options” and, together with the Time Vested Options, the “Options”). Subject to Section 4 below, the Options shall expire on the tenth (10th) anniversary of the Date of Grant (the “Expiration Date”).

3. Vesting. Options shall vest and become exercisable in such manner and on such date or dates set forth in subsections (a) and (b) below; provided, however, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting.

(a) Time Vested Options. Twenty percent (20%) of the Time Vested Options shall be fully vested and exercisable on the Date of Grant, and an additional twenty percent (20%) shall vest and become exercisable on each of the first, second, third and fourth anniversaries of the Date of Grant. All Time Vested Options shall become fully vested and exercisable upon a Change in Control.

(b) Performance Vested Options.

(i) Vesting Based on Annual Performance. For each fiscal year of the Company beginning with fiscal year 2004 and ending with fiscal year 2008, ten percent (10%) of the Performance Vested Options shall be eligible to become vested and exercisable, provided that the Company has achieved an Annual EBITDA equal to, or in excess of, the Annual EBITDA Target for such fiscal year. Such Performance Vested Options shall become vested and exercisable as of the date that the Committee verifies that such Annual EBITDA Target has been achieved. For each such fiscal year, the Committee shall verify whether the Annual EBITDA Target has been achieved, and shall notify the Company’s Chief Executive Officer of its determination with respect thereto, within ten (10) business days after the Committee receives the Company’s audited financial statements for that fiscal year. If the Company does not achieve the required Annual EBITDA Target for a fiscal year, but in the immediately following fiscal year, the Company has achieved a Cumulative EBITDA equal to, or in excess of, the Cumulative EBITDA Target for such immediately following fiscal year, in addition to any Performance Vested Options that vest and become exercisable in such immediately following fiscal year in accordance with the preceding sentence, the Performance Vested Options that were eligible for vesting in the immediately prior fiscal year shall also vest and become exercisable as of the date that the Committee verifies (in the manner specified above) that such Cumulative EBITDA Target has been achieved.

(ii) Cumulative Target. Provided that the Cumulative EBITDA for fiscal year 2008 is equal to, or in excess of, the Cumulative EBITDA Target for fiscal year 2008, fifty percent (50%) of the Performance Vested Options shall become vested and exercisable as of the date that the Committee verifies that the Cumulative EBITDA Target for fiscal year 2008 has been achieved. If the Cumulative EBITDA for fiscal year 2008 is in excess of ninety (90%) of the Cumulative EBITDA Target for fiscal year 2008 but less than one hundred percent (100%) of the Cumulative EBITDA Target for fiscal year 2008, for each whole percentage point between ninety percent (90%) and one hundred percent (100%), five (5%) of the Performance Vested Options shall become vested and exercisable as of the date that the Committee verifies that such percentage of the Cumulative EBITDA Target for fiscal year 2008 has been achieved. If the Cumulative EBITDA for fiscal year 2008 is less than ninety (90%) of the Cumulative EBITDA Target for such fiscal year, no Performance Vested Options shall vest and become exercisable based upon achievement of the Cumulative EBITDA Target for fiscal year 2008. The Committee shall verify whether the Cumulative EBITDA Target for fiscal year 2008 has been achieved, and shall notify the Company’s Chief Executive Officer of its determination with respect thereto, within ten (10) business days after the Committee receives the Company’s audited financial statements for fiscal year 2008.

(iii) Change in Control. In the event of a Change in Control, (1) if the annualized net rate of return to the Company’s shareholders (excluding any Participants) immediately following the Effective Time from the Effective Time until the date of consummation of such Change in Control (the “NRR”), equals, or is in excess of, twenty five percent (25%), all Performance Vested Options shall vest and become exercisable on the Change in Control; (2) if the NRR is twenty percent (20%), an additional number of Performance Vested Options shall vest and become exercisable such that, in the aggregate, seventy five percent (75%) of the Performance Vested Options shall be vested and exercisable on the Change in Control, and (3) in addition to the number of Performance Vested Options that shall vest in accordance with clause (2) above, for each additional one percent (1%) of NRR in excess of twenty percent (20%) to and including 24.9%, an additional number of Performance Vested Options shall vest and become exercisable such that, in the aggregate, an additional five percent (5%) of the Performance Vested Options shall be vested and exercisable on the Change in Control. Any Performance Vested Options which have not vested prior to, or upon, a Change in Control, shall terminate. For purposes of determining NRR, securities of the Company purchased by the Company’s shareholders at the Effective Time shall be valued at the face amount of such securities at such time. In addition, and for the avoidance of doubt, NRR shall be determined before the dilutive effect of any management fees or carried interest paid to Warburg Pincus by the Fund.

(iv) Expiration of Unvested Options. Performance Vested Options which do not vest in accordance with the provisions of this Section 3(b) shall terminate.

4. Termination of Service.

(a) If prior to the Expiration Date, and except as provided in Section 4(b) below, the Holder shall cease to be a member of the Board for any reason, including in the event the Holder ceases to be a member of the Board due to his death or Disability, (i) all unvested Options held by the Holder as of the date he ceases to be a member of the Board shall continue to vest (or be eligible for vesting, in the case of Performance Vested Options) in accordance with the terms hereof and (ii) notwithstanding the fact that the Holder has ceased to be a member of the Board, and except as provided in Section 4(b) below, any vested Options held by the Holder as of the date he ceased to be a member of the Board or any other Options that thereafter become vested in accordance with the terms hereof, shall remain exercisable in accordance with the terms hereof.

(b) If prior to the Expiration Date, the Holder shall cease to be a member of the Board by reason of the Holder’s voluntary resignation from the Board or by reason of the Holder’s removal from the Board for Cause (as hereinafter defined), (i) all vesting with respect to the Options shall cease, (ii) any unvested Options shall expire as of the date the Holder ceases to be a member of the Board and (iii) any vested Options shall expire on the earlier of the

Expiration Date or the date that is thirty (30) calendar days after the date that the Holder ceases to be a member of the Board. For purposes hereof, the term “Cause” shall mean (x) the repeated failure by the Holder, after written notice from the Board, substantially to perform his material duties and responsibilities as a member of the Board or as a member of the board of directors of any of the Company’s subsidiaries (other than any such failure resulting from incapacity due to reasonably documented physical or mental illness), or (y) any willful misconduct by the Holder that has the effect of materially injuring the business of the Company or any of its subsidiaries, including, without limitation, the disclosure of material secret or confidential information of the Company or any of its subsidiaries.

5. Method of Exercising Options. The Options may be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee of written notice of the number of shares of Stock with respect to which the Options are being exercised accompanied by payment in full of the purchase price of such shares. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options (i) in immediately available funds in United States dollars, by certified or bank cashier’s check, (ii) by surrender to the Company of shares of Stock which either (A) have been held by the Holder for at least six-months, or (B) were acquired from a person other than the Company, (iii) by a combination of (i) and (ii), (iv) prior to an IPO, by delivery of a notice of “net exercise” to the Company, pursuant to which the Holder shall receive the number of shares of Stock underlying the Options so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise, or (v) following an IPO, by any other means approved by the Committee.

6. Company; Holder.

(a) The term “Company” as used in this Agreement with reference to employment shall include the Company and its Affiliates.

(b) Whenever the word “Holder” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Holder” shall be deemed to include such person or persons.

7. Transferability of Options. Options shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Holder only by the Holder; provided, however, that subject to the consent of the Committee (such consent not to be unreasonably withheld), a Nonqualified Stock Option may be transferred for legitimate estate planning purposes to immediate family members and/or trusts or partnerships of which such family members are the sole beneficiaries. The Committee may impose reasonable and customary conditions on any such transfers.

8. Rights as Stockholder. The Holder or a permitted transferee of the Options shall have no rights as a stockholder with respect to any share covered by the Options until the Holder or such transferee shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such share for which the record date is prior to the date upon which Holder shall become the holder of record thereof.

9. Tax Withholding. As a condition of this Agreement, the Holder agrees that at the time of exercise the Holder shall pay to the Company in cash, or make such other arrangements satisfactory to the Committee regarding payment to the Company of, the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with the exercise of the Options, if any.

10. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that:

(a) the Holder understands that neither the Options nor the Stock issuable upon exercise thereof has been registered under the Securities Act of 1933, as amended (the “Securities Act”), nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon such Holder’s representations contained herein;

(b) the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the investment contemplated by this Agreement; and the Holder is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

(c) the Holder recognizes that no public market exists for the Stock, and none will exist in the future; that it must bear the economic risk of this investment indefinitely unless the Stock is registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Stock is qualified under applicable state securities laws or an exemption from such qualification is available, and that the Company has no obligation or present intention of so registering the Stock; understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Holder to transfer any or all of the Stock, in the amounts, or at the times the Holder might propose; understands that at the present time Rule 144 (“Rule 144”) promulgated under the Securities Act by the Securities and Exchange Commission is not applicable to sales of the Stock because it is not registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and there is not publicly available the information concerning the Company specified in Rule 144; acknowledges that the Company is not presently under any obligation to register under Section 12 of the Exchange Act or to make publicly available the information specified in Rule 144 and that it may never be required to do so;

(d) the Holder is acquiring the Options (and the Stock issuable upon exercise thereof) solely for his own account for investment and not with a view toward the resale, transfer, or distribution thereof, nor with any present intention of distributing the Options or the Stock. Except as specifically provided herein, and except pursuant to agreements previously entered into by the Holder with the Company, no other person has any right with respect to, or interest in, the Options or the Stock to be purchased by the Holder upon exercise thereof, nor has the Holder agreed to give any person any such interest or right in the future;

(e) except as specifically provided herein, and except for contracts or agreements with the Company, the Holder has no contract, undertaking, understanding, agreement or arrangement, faunal or informal, with any person to sell, transfer or pledge all or any portion of the Options or Stock, and has no current plans to enter into any such contract, undertaking, understanding, agreement or arrangement;

(f) the Holder has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company’s sale to such Holder of the Options or Stock; and

(g) the Holder is familiar with the business and operations of the Company and has been afforded full and complete access to the books, financial statements, records, contracts, documents and other information concerning the Company and its proposed activities, and has been afforded an opportunity to ask such questions of the Company’s agents, accountants and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities and other relevant matters as he has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein.

11. Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments. The aggregate number of shares of Stock which may be purchased pursuant to Options granted hereunder, the number of shares of Stock covered by each Option, and the price per share thereof in each such Option may be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant, (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Holder, or (iii) for any other reason which the Committee, in its sole discretion, determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan or the Options granted hereunder. Any adjustment shall be conclusively determined by the Committee; provided, in each case, the fair value of the Options immediately following any such adjustment shall be equal to the fair value of the Options immediately prior to such adjustment.

(b) Corporate Events. Notwithstanding subsection (a) above, in the event of (i) a merger or consolidation such that after such merger or consolidation the Company is not the surviving entity or the ultimate parent of the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) the reorganization or liquidation of the Company (a “Corporate Event”), the Company shall require the successor entity or parent thereof to assume all outstanding Options; provided, however, the Committee may, in its discretion and in lieu of requiring such assumption, provide that all outstanding Options shall terminate as of the consummation of such Corporate Event, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Time Vested Options to a date at least ten days prior to the date of such Corporate Event and/or (y) provide that holders of vested Options will receive a cash payment in respect of cancellation of their Options based on the amount (if any) by which the per share consideration being paid for the Stock in connection with such Corporate Event exceeds the applicable exercise price. If a Corporate Event occurs which does not constitute a Change in Control, the Committee shall take such actions with respect to unvested Performance Vested Options as it considers reasonable and equitable under the circumstances, and to the extent practicable will require the successor entity or parent thereof to assume such options and adjust the vesting schedule thereon in a manner that is designed to ensure treatment thereof that is consistent with Section 3(b) above.

(c) Assumption. For purposes of subsection (b) above, Options shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Event, the Holder would be entitled to receive upon exercise of the Options the same number and kind of shares of stock or the same amount of property, cash or securities as the Holder would have been entitled to receive upon the occurrence of the transaction if the Holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Options at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity and the successor entity’s equity securities are listed on a national securities exchange or quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System, the Committee may, with the consent of the successor entity, provide for the consideration to be received upon exercise of the Options to be solely such equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.

(d) Fractional Shares. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

(e) Dividend Equivalent. In the event of a dividend paid in connection with a recapitalization or similar corporate event, the Holder shall be entitled to receive a dividend equivalent payment equal to the amount such Holder would otherwise have been entitled to receive had any vested Options held by the Holder at such time been fully exercised immediately prior to such transaction. In no event shall the dividend equivalent be tied to or otherwise dependent upon the exercise of the Options.

12. No Right to Continued Service. This Agreement does not confer upon the Holder any right to continue as a member of the Board.

13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

14. Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

TD HOLDING CORPORATION		MICHAEL GRAFF

By:	/s/ W. Nicholas Howley	/s/ Michael Graff
	Signature	Signature

Title:	CEO	Date: October 10, 2004

Date:	10/6/04

FIRST AMENDMENT TO

AMENDED AND RESTATED

STOCK OPTION AGREEMENT

This Amendment, dated October 5, 2009, amends the Amended and Restated Stock Option Agreement between TransDigm Group Incorporated, a Delaware corporation formerly known as TD Holding Corporation (the “Company”), and Michael Graff (“Holder”) dated as of June 2004 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Agreement provides for dividend equivalent rights, which were consistent with the dividend equivalent rights afforded to holders of options under the Company’s 2003 Stock Option Plan (as amended, the “Plan”) as of the date of the Agreement;

WHEREAS, the dividend equivalent rights afforded to the holders of options under the Plan have since been amended;

WHEREAS, the Company and Holder desire to amend the Agreement to provide for dividend equivalent rights consistent with those provided to holders of options under the Plan.

NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

Section 11(b) of the Agreement is deleted in its entirety and replaced with the following:

“In the event the Company declares a dividend on common stock of the Company, Holder shall be eligible to receive a cash dividend equivalent payment with respect to any vested Options equal to the amount that Holder would otherwise have been entitled to receive had his Option been fully exercised immediately prior to such declaration. The cash dividend equivalent payment shall be paid to Holder no later than (A) December 31 of the year in which the dividend is declared or (B) two and one-half months following the end of the calendar month in which the dividend is declared.”

IN WITNESS WHEREOF, the parties have set their hands as of the date first above written.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus		/s/ Michael Graff
	Name:	Gregory Rufus	Michael Graff
	Title:	Chief Financial Officer